United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2006

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) and (d): not applicable.

(b) and (c): On March 6, 2006, Alloy, Inc. (the “Company”) announced that Gary J. Yusko has joined the Company as its Chief Financial Officer, effective as of March 6, 2006. Before joining the Company, Mr. Yusko, age 51, served as the Executive Vice President of Financial Operations for Westwood One, Inc., a programming and information service provider to radio and television stations, from 1985 to March 2006. Prior to 1985, Mr. Yusko held various other corporate finance positions at Westwood One, Inc., where he had worked since 1985. Mr. Yusko holds a degree in business administration from Cleveland State University and is a member of the American Institute of Certified Public Accountants, the California Society of CPAs and the Ohio Society of CPAs. Mr. James K. Johnson, Jr., who had been serving as the Company’s Chief Financial Officer, has resigned that position effective as of March 6, 2006 and will remain as the Company’s Chief Operating Officer and President.

In connection with his appointment as Chief Financial Officer, Mr. Yusko received an option to purchase 55,000 shares of the Company’s common stock, at an exercise price of $13.21 per share, which will vest one-third per year starting on the anniversary date of the date of grant, and which will expire ten years from the date of grant. His initial base salary is $242,000, and he is eligible to receive a bonus, to be paid half in cash and half in restricted stock, tied to profit improvement of the Company. Any shares of restricted stock received as part of this bonus would include a right of repurchase by the Company that would lapse over a three year period from the date of grant. Mr. Yusko is also entitled to a severance payment of one year’s base salary if his employment is terminated by the Company without cause. In that event, any unvested options then owned by Mr. Yusko would immediately vest, and any shares of restricted stock then held would continue to vest on their regular schedule. In addition, in the event of a change in control of the Company, following which Mr. Yusko’s role or responsibilities with the Company were significantly reduced, Mr. Yusko would be eligible to receive these same severance benefits were he to be terminated by the Company without cause.

A copy of the Company’s press release relating to this event is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit.

99.1	Press Release dated March 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: March 6, 2006	/s/ Matthew C. Diamond
Matthew C. Diamond Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 6, 2006.